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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 17, 1999, included in the Annual Report of Tenneco Inc. on Form 10-K for the year ended December 31, 1998, into the following Registration Statements previously filed with the Securities and Exchange Commission:

           REGISTRATION NO.               FORM                     SECURITIES REGISTERED
           ----------------               ----                     ---------------------
333-24291                                 S-3     $700,000,000 Tenneco Inc. debt securities of which
                                                  $100,000,000 remains available for issuance.
333-17485                                 S-8     17,000,000 shares of Common Stock, par value $.01 per
                                                  share of Tenneco Inc. (formerly New Tenneco Inc.)
                                                  ("Common Stock") issuable under the 1996 Tenneco Inc.
                                                  Stock Ownership Plan.
333-30933                                 S-8     5,000 shares of Common Stock issuable under the Tenneco
                                                  Thrift Plan for Hourly Employees ("Hourly Thrift Plan")
                                                  and the Tenneco Thrift Plan ("Salaried Thrift Plan").
333-17487                                 S-8     462,000 shares of Common Stock issuable under the Hourly
                                                  Thrift Plan and the Salaried Thrift Plan.
333-41535                                 S-8     33,796 shares of Common Stock issuable under the 1996
                                                  Tenneco Inc. Stock Ownership Plan.
333-27279                                 S-8     64,000 shares of Common Stock issuable under the Hourly
                                                  Thrift Plan.
333-23249                                 S-8     2,500,000 shares of Common Stock issuable under the 1997
                                                  Employee Stock Purchase Plan
333-27281                                 S-8     395,000 shares of Common Stock issuable under the Hourly
                                                  Thrift Plan and Salaried Thrift Plan.
333-41537                                 S-8     2,100 shares of Common Stock issuable under the Hourly
                                                  Thrift Plan.
333-48777                                 S-8     710,000 shares of Common Stock issuable under the Hourly
                                                  Thrift Plan and Salaried Thrift Plan.

                                          ARTHUR ANDERSEN LLP
Houston, Texas
March 10, 1999